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                                                                  Exhibit (d)(3)


                       AMENDMENT NO. 2 TO MERGER AGREEMENT


            AMENDMENT NO. 2 TO MERGER AGREEMENT entered into as of June 28, 2002 (this "AMENDMENT") by and among Morton's Holdings, LLC, a Delaware corporation (formerly known as Morton's Holdings, Inc., the "BUYER"), Morton's Acquisition Company, a Delaware corporation and a direct wholly-owned subsidiary of the Buyer (the "TRANSITORY SUBSIDIARY"), and Morton's Restaurant Group, Inc., a Delaware corporation (the "COMPANY"). The Buyer, the Transitory Subsidiary and the Company are individually referred to herein as a "PARTY" and collectively referred to herein as the "PARTIES". All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Merger Agreement referred to below.


                              PRELIMINARY STATEMENT


            WHEREAS, the Buyer, the Transitory Subsidiary and the Company are parties to a Merger Agreement, dated as of March 26, 2002 (as in effect on the date hereof, the "MERGER AGREEMENT"); and

            WHEREAS, the Parties wish to amend the Merger Agreement as herein provided;


            NOW, THEREFORE, the Parties agree as follows:

I.         AMENDMENTS TO MERGER AGREEMENT.
           ------------------------------

            1. Section 2.1(c) of the Merger Agreement (entitled "EXCHANGE OF SHARES") is hereby amended by deleting the reference therein to "$13.50" and inserting in lieu thereof a reference to "$15.00".

            2. Section 6.2(h)(i) of the Merger Agreement (relating to Required Consents) is hereby amended by inserting immediately following the reference therein to "Required Consents," the following: "except any which are, individually or in the aggregate, immaterial,".

            3. Section 6.2(h)(ii) of the Merger Agreement (relating to Liquor Licenses) is hereby amended by deleting said Section 6.2(h)(ii) in its entirety and inserting the following new Section 6.2(h)(ii) in lieu thereof:

            "(ii) [Reserved]".

            4. Section 7.1(b) of the Merger Agreement (relating to Termination) is hereby amended by (i) deleting the words "as the same may be extended from time to time as contemplated below," appearing in the second parenthetical thereof and (ii) deleting the last parenthetical thereof, which is as follows:
"(it being understood and agreed that the Buyer shall have the unilateral right (but not the obligation), in its sole discretion, by notice to the Company to be delivered on or prior to the Termination Date then in effect, to extend the Termination Date from time to time (but in any event not beyond the date that is 270 days after the signing of this Agreement) if (A) all of the conditions set forth in Sections 6.1 and 6.2 shall have then been


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satisfied (or are capable of being satisfied, subject only to the filing of the
Certificate of Merger in the case of the conditions set forth in Sections 6.1(b) and 6.2(g)) or waived (to the extent permitted by applicable law) other than the condition set forth in Section 6.2(h)(ii) and (B) the Buyer is then still attempting in good faith to obtain the authorizations, approvals, consents, orders and certificates contemplated by such Section 6.2(h)(ii))".


II.        MISCELLANEOUS.
           -------------

            1. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement or any other related document or agreement.

            2. This Amendment may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective on the date (the "SECOND AMENDMENT EFFECTIVE DATE") when two (2) or more counterparts have been signed by each of the Parties and delivered (including, without limitation, by way of facsimile transmission) to the other Parties.

            3. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

            4. Subject to Section 9.5 of the Merger Agreement, this Amendment will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

            5. From and after the Second Amendment Effective Date, all references in the Merger Agreement and in any other related document or agreement to the Merger Agreement shall be deemed to be references to the Merger Agreement as modified hereby.

            [Remainder of this page intentionally left blank]


                                       2


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            IN WITNESS WHEREOF, the Company, the Buyer and the Transitory
Subsidiary have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                      MORTON'S RESTAURANT GROUP, INC.


                                      By:  /s/ ALLEN J. BERNSTEIN
                                         ----------------------------------
                                         Name:  Allen J. Bernstein
                                         Title: Chairman of the Board of
                                                Directors, President and Chief
                                                Executive Officer


                                      MORTON'S HOLDINGS, INC.


                                      By: /s/ JUSTIN B. WENDER
                                          ------------------------------------
                                          Name:  Justin B. Wender
                                          Title: President and Chief Executive
                                                 Officer


                                      MORTON'S ACQUISITION COMPANY


                                      By: /s/ JUSTIN B. WENDER
                                          -----------------------------------
                                          Name:  Justin B. Wender
                                          Title: President and Chief Executive
                                                 Officer